Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 27, 2023, with respect to the consolidated financial statements of Blue-Touch Holding Group Co., Ltd. for the years ended December 31, 2022 and 2021 in this Amendment #3 of Form F-1 of Blue-Touch Holding Group Co., Ltd. and related Prospectus of Blue-Touch Holding Group Co., Ltd. filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

November 17, 2023